UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2014

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One StarPoint, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2014, Mr. Vasant Prabhu informed Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) of his resignation, effective as of that date, as the Company’s Vice Chairman and Chief Financial Officer. Mr. Prabhu intends to join NBCUniversal as Chief Financial Officer.

The Company has appointed Alan Schnaid, currently Senior Vice President, Corporate Controller and Principal Accounting Officer, as its interim Chief Financial Officer, effective as of April 30, 2014. Mr. Schnaid joined the Company in 1994, became Corporate Controller in 1998, and has been Principal Accounting Officer since 2005.

To ensure a smooth transition, Mr. Prabhu will continue his employment with the Company through May 30, 2014. The Company has commenced a comprehensive search for a permanent replacement and will consider both internal and external candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

By:	/s/ Jason F. Cohen
Name:	Jason F. Cohen
Title:	Senior Vice President—Legal

Date: April 30, 2014